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                                                                 EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-06163 and 333-29103) pertaining to the 1988 Stock Option Plan, 1995 Employee Stock Purchase Plan, 1995 Directors' Stock Option Plan, 1996 Stock Option Plan and 1996 Non-Executive Stock Option Plan, of our report dated December 10, 1998, with respect to the consolidated financial statements and schedule of Landec Corporation included in this Annual Report (Form 10-K) for the year ended October 31, 1998.

                                        /s/ Ernst & Young LLP



San Francisco, California
January 26, 1999